Exhibit 21.1

Cobalt International Energy, Inc. Subsidiary List

Subsidiary	Jurisdiction of Formation

CIE Angola Block 9 Ltd.	Cayman Islands
CIE Angola Block 20 Ltd.	Cayman Islands
CIE Angola Block 21 Ltd.	Cayman Islands
CIE Gabon Diaba Ltd.	Cayman Islands
CIP GP Corp.	Delaware
Cobalt GOM LLC	Delaware
Cobalt GOM #1 LLC	Delaware
Cobalt GOM #2 LLC	Delaware
Cobalt International Energy, L.P.	Delaware
Cobalt International Energy Angola Ltd.	Cayman Islands
Cobalt International Energy Gabon Ltd.	Cayman Islands
Cobalt International Energy Overseas Ltd.	Cayman Islands
F Cobalt Holdings, Inc.	Delaware
F Cobalt Holdings LLC	Delaware
G Institutional Cobalt Holdings Corp.	Delaware
G Institutional Cobalt Holdings, LLC	Delaware
G Parallel Cobalt Holdings Corp.	Delaware
G Parallel Cobalt Holdings, LLC	Delaware
K Cobalt Group LLC	Delaware
K Cobalt Group II LLC	Delaware
K Cobalt Group III LLC	Delaware
K Cobalt Group IV LLC	Delaware
K Cobalt Holdco LLC	Delaware
K Cobalt Holdco II LLC	Delaware
K Cobalt Holdco III LLC	Delaware
K Cobalt Holdco IV LLC	Delaware
K Cobalt Partners LP	Delaware
K Cobalt Partners II LP	Delaware
K Cobalt Partners III LP	Delaware
K Cobalt Partners IV LP	Delaware